UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 31, 2013

Hardinge Inc.
(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

One Hardinge Drive, Elmira, NY 14902

(Address of principal executive offices) (Zip Code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On October 31, 2013 Hardinge, Inc. (the “Company”) entered into an agreement (the “Amendment”) with M&T Bank (the “Bank”) modifying the $25 million secured revolving credit facility and the $23 million secured term loan provided by the Bank to the Company and its subsidiaries pursuant to agreements dated May 9, 2013. The Amendment provides that the amount of net proceeds from sales of the Company’s common stock pursuant to the Controlled Equity Offering Sales Agreement between the Company and Cantor Fitzgerald & Co. dated August 9, 2013 (the “Offering”) that must be applied as pre-payments of principal on the credit facilities is reduced from 75% to 25% of net proceeds.  The Amendment also provides that if the Company uses net proceeds from the Offering to repay amounts outstanding under the revolving credit facility, these amounts will be available for future borrowing by the Company for uses approved by the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: November 6, 2013	By:	/S/ EDWARD J. GAIO
Edward J. Gaio
Vice President and Chief Financial Officer
(Principal Financial Officer)